EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197444) of Rexnord Corporation of our report dated June 23, 2017, relating to the financial statements and supplemental schedule of the Rexnord LLC 401(k) Plan, which appears in this Form 11-K for the year ended December 31, 2016.

/s/ Rubin Brown LLP
Kansas City, Missouri
June 23, 2017